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                            CARRIER SERVICE AGREEMENT

THIS AGREEMENT IS ENTERED INTO AS OF THE 5TH DAY OF NOVEMBER, 1998 BY AND BETWEEN EQUINOX INTERNATIONAL LLC, an Illinois company ("Equinox"), having its main office at 125 Boeger Rd, Suite 201, Arlington Heights, IL 60004 and CallNOW.com, Inc. (CALLNOW) having its primary address at 50 Board Street, NY, NY 10004.

WITNESSETH:

WHEREAS, Equinox is in the business of providing telecommunications services and CALLNOW wishes to resell these services.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties agree as follows:

1. Long Distance Service. Equinox will provide CALLNOW the services listed in Exhibit A.

2.       Term   The term of the agreement is for a Six (6) Month period unless earlier terminated by Equinox upon 30 days notice, if without cause, and immediately if for cause. For cause is defined herein as breach of this agreement, bankruptcy or assignment for the benefit of creditors, fraud or material misrepresentation or the failure of CALLNOW to provide financial information set forth in paragraph 15. Equinox shall also have the right to terminate this agreement in the event that its underlying carrier cancels its service, changes its rates, or the way it conducts business materially impact Equinox or CALLNOW becomes financially unsound. This Agreement shall automatically renew for consecutive one-year terms if not otherwise terminated prior to its expiration date.

3.       Minimum Usage   CALLNOW shall use its best efforts to provide Equinox
         at $5000 per month in usage.

4.       Billing   Equinox shall bill CALLNOW according to RATE SCHEDULE A
         attached hereto. In the event, that Equinox's rates are increased, Equinox reserves the right to increase CALLNOW's rates upon 5 days of written notice. In the event of such an increase, CALLNOW may cancel this agreement prior to the effective date of such new rates.

5.       Payment of Bills   CALLNOW agrees to pay Equinox International weekly
         for services utilized during the prior week. The payment is due 24 hours after presentation of the bill by Equinox International. In addition a prepayment of one week's estimated service is due prior to the commencement of service.

6.       Confidentiality   CALLNOW agrees to keep all rate information strictly
         confidential.

7.       Compliance With Federal and State Laws   CALLNOW agrees to abide by all
         federal, state and local rules, regulations and laws and CALLNOW shall be responsible for any tariff filings it may be required to make and payment of all applicable local, state and federal taxes.

8.       Notices   All communications, notices, requests, instructions, consents or demands given under this agreement will be in writing and will be deemed to have been duly given when delivered to, or mailed by prepaid, registered or certified mail addressed to, the party whom intended, as follows, or to such other address as may be furnished by such party in the manner provided herein:

         IF TO EQUINOX:       EQUINOX INTERNATIONAL LLC
                              125 BOEGER RD. #201

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                              ARLINGTON HEIGHTS, IL 60004
                              ATTENTION: Marcus McEwen

         IF TO CALLNOW:       CALLNOW.COM, INC.
                              50 BROAD STREET
                              NEW YORK, NY 10004
                              ATTENTION: Christian Bardenheuer

9.       Liability and Indemnification   Equinox shall not be liable for
         consequential, special, punitive or incidental damages or loss of profits relating to service interruptions or the providing of service. Equinox shall not be liable for any fraudulent calls related to the CALLNOW's account. CALLNOW agrees to indemnify and hold harmless Equinox from any claims of third parties associated with CALLNOW.

10.      Governing Law   This Agreement in all respects be governed by and
         construed under the laws of the State of Illinois without giving effect to provisions thereof concerning conflict of laws. The parties agree to jurisdiction within the State of Illinois and disputes relating hereto shall be brought in state or federal courts located within the State of Illinois.

11.      Entire Agreement   This Agreement sets forth the entire understanding
         of the parties hereto with respect to the subject matter, merges and supersedes all prior and contemporaneous understandings and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provisions of this agreement in any instance may be deemed to be a waiver of the same or any other provisions in any other instance.

12.      Binding Agreement   This Agreement will be binding upon, enforceable
         against, and insure the benefit of, the parties hereto and their respective successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person.

13       Enforceability   If any provision of this Agreement is held to be
         invalid or unenforceable by a court of competent jurisdiction, this Agreement will be interpreted and enforceable as if such provision were not contained herein, the provisions of this Agreement being severable in any such instance.

14.      Further Assurances   CALLNOW hereby authorizes Equinox to obtain credit
         information on CALLNOW. CALLNOW will upon request, provide financial statements, tax returns, business plans, TRW and D&B Reports, company brochures or other literature on CALLNOW which is reasonably available to CALLNOW.

EQUINOX INTERNATIONAL LLC:                 CALLNOW.COM, INC.

BY: Marcus McEwen                          BY: /s/ Christian Bardenhueur
   --------------------------------           --------------------------------
TITLE: Managing Director                   TITLE: CEO
      -----------------------------              -----------------------------
ADDRESS: 575 Tollgak                       ADDRESS: 50 Broad St.
        ---------------------------                ---------------------------
         Elgin, Il  100123                          NY, NY  10009
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      EXHIBIT A TO CARRIER SERVICE AGREEMENT WITH EQUINOX INTERNATIONAL LLC
                                     11/5/99

Services to be provided to CallNOW. com, Inc. for resale by Equinox International LLC

1. Virtual online telephone calling cards
2. Fax service over the Internet (e-Fax)
3. U.S. National Long Distance